Exhibit 10.15

Letter Agreement

May 12, 2026

For good and valuable consideration, the receipt of which is hereby acknowledged, Infinite Grid Capital, LP, a Delaware limited partnership (together with its affiliates, the “Investor”) and NeoVolta, Inc., a Nevada corporation (the “Company”) hereby agree as set forth in this letter agreement (this “Letter Agreement”).

The parties hereto agree as follows:

1.	Preemption Rights. During the period ending December 31, 2027, the Investor shall have a preemptive right to participate in any financing by the Company, the proceeds of which are intended to fund any capital contribution to NeoVolta Power, LLC (including any successors or affiliates that are engaged in the business of owning and operating a domestic battery energy storage manufacturing facility jointly with Can Current Corporation, the “Joint Venture”), on the same terms and conditions as such financing is offered to other investors, with such modifications as are reasonably requested by Investor to provide for (i) the issuance of prefunded warrants, upon customary terms (including beneficial ownership limitations), to Investor in lieu of shares of common stock of the Company and (ii) registration rights (in the case of any private offering) upon terms substantially consistent with those set forth in Paragraph 2 hereof. The Company shall provide the Investor with written notice of any such proposed financing and a reasonable opportunity (not less than ten (10) business days) to elect to participate. For the avoidance of doubt, the provisions of this section shall not apply to the following: (i) the Company utilizing its “at-the-market” facility to raise capital to fund its ongoing corporate obligations, excluding those relating to the Joint Venture, in an amount not to exceed $1,000,000 per quarter; or (ii) the Company’s raising financing to fund any future acquisitions or strategic transactions, excluding those relating to the Joint Venture (such as, for the avoidance of doubt, the Asset Purchase Agreement, dated as of April 15, 2026, between Can Current Corporation and the Joint Venture).

2.	Registration Rights. The Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement (“Registration Statement”) on Form S-1 or Form S-3 (as determined by the Company) covering the resale of the common stock acquired pursuant to the Subscription Agreement dated November 13, 2025 (the “Subscription Agreement”) between the Investor and the Company (the “Securities”), and shall cause such Registration Statement to be declared effective by no later than June 30, 2026. The Company shall use its commercially reasonable efforts to keep such Registration Statement continuously effective and in compliance with applicable SEC rules (including Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”)) until the earlier of (i) such time as all of the Securities have been sold pursuant to the Registration Statement, or (ii) such time as all of the Securities may be sold without restriction pursuant to Rule 144 under the Securities Act. If the Company fails to cause the Registration Statement to be declared effective by such date for any reason other than a delay caused by the SEC's review process or by the Investor's failure to provide required information, the Company shall pay to the Investor liquidated damages in cash in an amount equal to one percent (1%) of the aggregate purchase price of the Securities for each thirty (30) day period (or portion thereof) during which such failure continues, up to a maximum of six percent (6%) in the aggregate. Such liquidated damages shall be the Investor's sole and exclusive remedy for such failure.

3.	Observation Rights. From and after the date hereof, the Investor will have the right, by providing written notice to the Company, to opt into the board observation privileges set forth in the following sentence. Following the date of any such notice, the Company will invite a representative of the Investor to attend all board and committee meetings as a non-voting observer, and shall provide such representative with the same notice of meetings and access to materials provided to the directors; provided, that such representative shall execute a written confidentiality agreement in a form reasonably acceptable to the Company and shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel, result in disclosure of trade secrets or highly confidential information, or create a competitive harm or competitive disadvantage. Neither the Investor nor its representative shall have any fiduciary duties to the Company or its stockholders, nor shall the Investor or such representative incur any liability by reason of exercising or failing to exercise its rights pursuant to this Section.

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4.	Corporate Opportunities. The Company acknowledges that the Investor and its affiliates may engage or invest in other businesses, including those that may be competitive with or similar to the Company’s business, and that such involvement may give rise to actual or potential conflicts of interest. The Company agrees that the Investor shall have no duty to refrain from engaging in such activities, shall have no obligation to present business opportunities to the Company, and shall not be liable to the Company or its affiliates for any such activities or for any actual or potential conflicts arising therefrom; provided, that the foregoing shall not relieve the Investor from liability for the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Letter Agreement. For the avoidance of doubt, Investor is not, and will not be, restricted by any agreements limiting its ability to pursue other opportunities or requiring it to waive claims against the Company, except in its capacity as a shareholder of the Company.

5.	Termination. This Letter Agreement shall terminate and will be of no further force or effect at such time as the Investor holds less than 250,000 shares purchased pursuant to the Subscription Agreement.

6.	Miscellaneous. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. If any provision of this Letter Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire letter shall not be affected thereby. This Letter Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly superseded. This Letter Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument. Facsimile or electronic execution and delivery of this Letter Agreement shall be legal, valid and binding execution and delivery for all purposes.

7.	Amendment and Waiver. This Letter Agreement may not be amended or modified without the written consent of the Company and Investor, nor shall any waiver be effective against any party unless in writing and executed by such party; provided that the Investor may transfer or assign its rights pursuant to this Letter Agreement to any of its affiliates that acquire shares of the capital stock of the Company.

(signature page follows)

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In witness whereof, the parties have caused this Letter Agreement to be duly executed and delivered as of the date first written above.

Very truly yours,

NEOVOLTA INC.

By: /s/ Steve Bond

Name: Steve Bond

Title: Chief Financial Officer

Acknowledged and agreed:

INFINITE GRID CAPITAL, LP

on behalf of its affiliated investment funds

By:/s/ [***]

Name: [***]

Title: General Partner

(Signature Page to Letter Agreement)

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